Exhibit 1

JOINT FILING AGREEMENT

     The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

Dated: October 1, 2004

Kesslers Sport Shop, Inc.
By:	/s/ Michael R. Dorey, by Power of Attorney
Robert J. Dickman, President

By:	/s/ Michael R. Dorey, by Power of Attorney
Robert J. Dickman

By:	/s/ Michael R. Dorey, by Power of Attorney
Daniel A. Dickman

By:	/s/ Michael R. Dorey, by Power of Attorney
Philip H. Dickman

By:	/s/ Michael R. Dorey, by Power of Attorney
Floyd Dickman